UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 16, 2012

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 856-2500

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

[ ]      Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement  communications  pursuant to Rule  14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement  communications  pursuant to Rule  13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appoint of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2012, Altair Nanotechnologies Inc. and its operating subsidiary Altairnano, Inc. (collectively, the "Company") entered into employment agreements with each of Alex Lee, the Company’s Chief Executive Officer, and Liming Zou (a/k/a Albert Zou), the Company’s President.

Under the employment agreements, Mr. Lee is entitled to an annual base salary of not less than $325,000, and Mr. Zou is entitled to an annual base salary of not less than $280,000, in each case from April 1, 2012 when their employment commenced. In addition,  the executives are entitled to bonuses when, as and if determined by the Board of Directors of the Company.  The employment agreements also include an agreement by the Company that all stock options and other equity awards granted to the executives will include provisions under which vesting of the awards will accelerate in connection with a change of control.  The employment agreements require the executives to sign the Company’s standard confidential information and invention assignment agreements and include 12-month non-competition and non-solicitation covenants.

The employment agreements are for a fixed term expiring on March 31, 2014, provided that each automatically renews for an additional two-year term if the Company does not provide written notice of its intent not to renew the employment agreement at least 90-days prior to the end of the initial term or any subsequent term.  If the executive’s employment is terminated during the term by the executive for good reason, the executive is entitled to a severance benefit equal two-month’s base salary for every year the executive has been employed with the Company, plus health benefits for eighteen months.  Good reasons includes (a) a material breach by the Company of the employment agreement that remains uncured for 30 days after written notice of the need to cure, (b) the Company requiring the executive to relocate his place of employment without the executive’s consent, or (b) a material adverse change in the executive’s title, position, and/or duties 90 days before or within one year after a change of control.

If the executive’s employment is terminated by the Company without cause during the term, the executive is entitled to a severance benefit equal to two-month’s base salary for every year the executive has been employed with the Company, plus health benefits for eighteen months.

The severance provisions are designed to comply with Section 409A under the Internal Revenue Code (“Section 409A”) and provide for accrual and deferred payment of certain severance benefits that would otherwise be subject to a 20% deferred compensation penalty tax under Section 409A.

The executive is not entitled to any severance if his employment is terminated at any time by the Company with cause or by the executive without good reason.

The description of the employment agreements set forth above is, by its nature, a summary description and omits certain detailed terms set forth in the underlying agreements.  The summary set forth above is qualified by the terms and conditions of the agreements attached as exhibits to this Current Report.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

10.1  Employment Agreement with Alex Lee

10.2  Employment Agreement with Liming Zou (a/k/a Albert Zou)

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: August 22, 2012	By	/s/ Stephen B. Huang
Stephen B. Huang
Chief Financial Officer